UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 29, 2013

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American Fiber Green Products, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-28978	91-1705387
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4209 Raleigh Street Tampa Florida, 33619
(Address of Principal Executive Offices) (Zip Code)

1(813) 247-2770
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

History of auditor changes:

Our financial statements were previously audited by the firm of Peter Messineo, CPA (“PM”). In December 2012 Peter Messineo, CPA merged into the firm known as DKM Certified Public Accountants (“DKM”). DKM has not audited our financial statement for the year ended December 31, 2012. In April 2013 the agreement of DKM and PM was terminated. The successor firm named in (2) is a continuation of the original audit firm (PM).

(1) Previous Independent Auditors :

a.	On April 29, 2013, the Company dismissed the registered independent public accountant, DKM Certified Public Accountants, of Clearwater Florida (“DKM”).

b.	DKM did not perform any audit or review services while it was the named independent registered auditor. PM's report on the financial statements for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended December 31, 2011 and 2010 (audited by PM, the succeeding firm) and including its review of financial statements of the quarterly periods through March 31, 2013 there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements. Through the interim period April 29, 2013 (the date of dismissal of the former accountant), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

d.	We have authorized DKM to respond fully to the inquiries of the successor accountant

e.	During the years ended December 31, 2011 and 2010 and the interim period through April 29, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.	The Company provided a copy of the foregoing disclosures to DKM prior to the date of the filing of this Report and requested that DKM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.	On April 29, 2013, the Company engaged Messineo & Co, CPAs LLC (“M&Co”) of Clearwater, Florida, as its new registered independent public accountant. During the year ended December 31, 2011 and 2010 2011 (note: the engagement partner of M&Co was the principal auditor, Peter Messineo CPA, for the years December 31, 2011 and 2010) and prior to April 29, 2013 (the date of the new engagement), we did not consult with DKM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by M&Co, in either case where written or oral advice provided by M&Co would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT
16.1	Letter from DKM Certified Public Accountants, dated April 29, 2013, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FIBER GREEN PRODUCTS, INC.

Dated: May 20, 2013	/s/ Daniel L. Hefner
Daniel L. Hefner
Chief Executive Officer